REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of August 31, 2007, by and among Golden Autumn Holdings Inc., a Nevada corporation (the "Company"), and the undersigned Buyers (as defined below).

WHEREAS:

A. In connection with the Securities Purchase Agreement, dated as of August 31, 2007 by and among the Company and each of the parties signatory thereto (the "SPA"), the Company has agreed, upon the terms and subject to the conditions set forth in the SPA, to issue and sell to the Buyers (i) senior secured convertible notes of the Company (the "Notes"), which will, among other things, be convertible into shares of Common Stock, par value $.001 per share, of the Company (the "Shares" and the Shares issuable upon conversion of the Notes, the "Conversion Shares") in accordance with the terms of the Notes, and (ii) warrants (the "Warrants"), which will be exercisable to purchase Shares (the Shares issuable upon exercise of the Warrants, the "Note Shares") in accordance with the terms of the Warrants.

B.  In order to induce the Buyers to purchase the Notes and the Warrants pursuant to the SPA, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act" or the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreements, as applicable. As used in this Agreement, the following terms shall have the following meanings:

a. "Business Day" means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

b. "Financing Closing Date" means the date of closing of a transaction in which the Company will issue equity securities of the Company for gross proceeds of not less than $5,100,000.

c. "Effective Date" means the date a Registration Statement has been declared effective by the SEC.

d. "Effectiveness Deadline" means, subject to Section 2(e) hereof with respect to Subsequent Registration Statements, the date that is the earliest of (i) 120 days after the earlier of the Filing Deadline or the date the Registration Statement was actually filed with the SEC or (ii) the date which is within three (3) Business Days after the date on which the SEC informs the Company (A) that the SEC will not review the Registration Statement or (B) that the Company may request the acceleration of the effectiveness of the Registration Statement and the Company makes such request; provided that, if the Effectiveness Deadline falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Effectiveness Deadline shall be the following Business Day.

e. "Eligible Market" means the OTC Bulletin Board, The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

f. "Filing Deadline" means, subject to Section 2(e) hereof with respect to Subsequent Registration Statements, the date that is 90 days after the Financing Closing Date; provided that, if the Filing Deadline falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Filing Deadline shall be the following Business Day.

g. "Buyer" means a Buyer or any permitted transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a permitted transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

h. "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

i. "Principal Market" means, from time to time, the Eligible Market upon which the Shares are admitted or listed and principally trade.

j. "register," "registered," and "registration" refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

k. "Registrable Securities" means (i) the Warrant Shares, (ii) the Conversion Shares and (iii) any shares of capital stock of the Company issued or issuable in respect of the Warrant Shares or Conversion Shares as a result of any stock split, stock dividend, recapitalization, exchange, merger, consolidation or other reorganization or similar event or otherwise, without regard to any limitations on conversions of the Notes or exercises of the Warrants.

l. "Registration Statement" means a registration statement of the Company filed under the 1933 Act covering the Registrable Securities, including the initial Registration Statement and any Subsequent Registration Statements.

m. "Required Holders" means the holders of at least a majority of the Registrable Securities);”

n. "Required Registration Amount" for the Registration Statement means that number of Shares equal to 125% of the sum of (x) the aggregate of the maximum number of Conversion Shares issued and issuable pursuant to the Notes at the then applicable Conversion Price as of the Trading Day immediately preceding the applicable date of determination and (y) the number of Warrant Shares issued and issuable pursuant to the Warrants as of the Trading Day immediately preceding the date the Registration Statement is initially filed with the SEC, each subject to adjustment as provided in Sections 2(c) and 2(d) (without regard to any limitations on conversion of the Notes or exercise of the Warrants).

o. "Rule 415" means Rule 415 promulgated under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

p. “Securities” means collectively the Notes and the Warrants.

q. "SEC" means the United States Securities and Exchange Commission.

r. "Subsequent Registration Statement" shall mean, any registration statement of the Company which covers those Registrable Securities requested to be included therein pursuant to the provisions of Section 2(e) of this Agreement and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

s. "Trading Day" means any day on which the Share is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Shares, then on the Eligible Market which is the principal securities exchange or securities market on which the Shares are then traded; provided that "Trading Day" shall not include any day on which the Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

2. Registration. The Company shall prepare, and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC, a Registration Statement on Form SB-2 covering the resale of all of the Registrable Securities. In the event that Form SB-2 is unavailable for such a registration, the Company shall (i) use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders. The Registration Statement prepared pursuant hereto shall register for resale at least the number of Shares equal to the Required Registration Amount as of the Trading Day immediately preceding the date the Registration Statement is initially filed with the SEC. The Registration Statement shall contain (except if otherwise directed by the Required Holders) the "Selling Stockholders" and "Plan of Distribution" sections in substantially the form attached hereto as Exhibit B; provided, however, that each of the "Selling Stockholders" and "Plan of Distribution" sections shall be amended as necessary to comply with then applicable securities law and regulation. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. By 9:30 a.m. on the second Business Day following the Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

a. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Buyers based on the number of Registrable Securities held by each Buyer at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that a Buyer sells or otherwise transfers any of such Buyer's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. In no event shall the Company include in any Registration Statement without the prior written consent of the Required Holders any securities other than the Registrable Securities (provided, however, that such limit shall be increased to reflect the effect of any stock split and decreased to reflect the effect of any reverse stock split).

b. Mandated Reduction of Securities Registered.

(a) If, for any reason, the SEC requires that the number of Registrable Securities to be registered for resale pursuant to any Registration Statement be reduced, such reduction shall be accomplished as follows:

First, 125% of the number of Shares issuable upon the exercise of Warrants included in such Registration Statement shall be reduced (such reduction allocated pro rata among the holders thereof) until the reduction required by the SEC is effected.

Second, if the exclusion of the number of Shares pursuant to the paragraph immediately above in this Section 2(d) is insufficient to meet the reduction required by the SEC, then up to 125% of the Conversion Shares calculated based on the Conversion Price (as defined in the Notes) as of the date of such reduction shall be reduced (such reduction allocated pro rata among the holders thereof) until the reduction required by the SEC is effected.

(b) If, for any reason, the SEC requires that the number of Shares to be registered for resale pursuant to any Subsequent Registration Statement be reduced, such reduction shall be allocated pro rata among the Buyers whose Shares have been included in such Subsequent Registration Statement until the reduction required by the SEC is effected.

c. Subsequent Registrations. In the event the SEC does not permit the Company to register all of the Registrable Securities in the initial Registration Statement, the Company shall use its best efforts to file subsequent Registration Statements (each, a “Subsequent Registration Statement”) to register the Registrable Securities that were not registered in the initial Registration Statement as promptly as possible and in a manner permitted by the SEC. For purposes of this Section 2(c), “Filing Deadline” means with respect to each Subsequent Registration Statement filed pursuant hereto, the later of (i) the date when 75% of the Registrable Securities that were included in the initial Registration Statement (or any subsequent Registration Statement) have been sold and (ii) six (6) months following the Effective Date of the initial Registration Statement or any Subsequent Registration Statement, as applicable, or such earlier date as permitted by the SEC; provided that, if the Filing Deadline falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Filing Deadline shall be the following Business Day. For purposes of this Section 2(c), “Effectiveness Deadline” means with respect to each Subsequent Registration Statement filed pursuant hereto, the earlier of (A) the ninetieth (90th) day following the filing date of such Registration Statement (or in the event such Registration Statement is reviewed by the SEC, the one hundred twentieth (120th) day following such filing date) or (B) the date which is within three (3) Business Days after the date on which the SEC informs the Company (i) that the SEC will not review such Registration Statement or (ii) that the Company may request the acceleration of the effectiveness of such Registration Statement and the Company makes such request; provided that, if the Effectiveness Deadline falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the SEC is authorized or required by law or other government actions to close, the Effectiveness Deadline shall be the following Business Day.

d. Legal Counsel. Subject to Section 5 hereof, the Holders shall have the right to select one legal counsel to review and oversee for such Holders any registrations pursuant to this Section 2 ("Legal Counsel"), which shall be Guzov Ofsink, LLC or such other counsel as thereafter designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

e. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement.

If any of the following occur:

(i) a Registration Statement (including the initial Registration Statement and any Subsequent Registration Statements) covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is

(A) not filed with the SEC on or before the Filing Deadline (a "Filing Failure") or

(B) not declared effective by the SEC on or before the Effectiveness Deadline (an "Effectiveness Failure") or

(ii) on any day after the Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement or Subsequent Registration Statement, as applicable, cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement or Subsequent Registration Statement (including, without limitation, because of a failure to (a) keep such Registration Statement or Subsequent Registration Statement effective, (b) disclose such information as is necessary for sales to be made pursuant to such Registration Statement or Subsequent Registration Statement, as applicable, (c) register a sufficient number of Shares pursuant to Section 2(c), or (d) maintain the listing with an Eligible Market, as applicable of such Shares registered pursuant to this Agreement) (a "Maintenance Failure");

then, the Company shall pay to each holder of Registrable Securities required under this Agreement to be, or remain (as applicable), registered under such Registration Statement, or Subsequent Registration Statement, as applicable (the “Subject Securities”), an amount in cash,

(A) equal to such Buyer’s pro rata share of one percent (1.0%) of the aggregate Purchase Price of the Securities purchased by the Buyers pursuant to the SPA for each thirty day period (prorated for periods lasting less than 30 days) during which such Filing Failure, Effectiveness Failure or Maintence Failure shall exist. Such payments shall be made on each of the following dates:

(i) within 3 business days prior to the end of each month (with payments calculated through the date of payment) after any Filing Failure during the period commencing on the date of such Filing Failure until the Filing Failure is cured;

(ii) within 3 business days prior to the end of each month (with payments calculated through the date of payment) after any Effectiveness Failure during the period commencing on the date of such Effectiveness Failure until the date on which such Effectiveness Failure is cured, and

(iii) within 3 business days prior to the end of each month (with payments calculated through the date of payment) after the occurrence of any Maintenance Failure during the period commencing on the date of such Maintenance Failure until the date on which such Maintenance Failure is cured.

The payments to which a holder shall be entitled pursuant to this Section 2(e) are referred to herein as "Registration Delay Payments." In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full.

Notwithstanding anything herein or in the Securities Purchase Agreements to the contrary, in no event shall the aggregate amount of Registration Delay Payments payable to the Buyers exceed, in the aggregate, 6% of the aggregate purchase price of all of the Securities purchased by the Buyers pursuant to the SPA and the Company shall have no obligation to pay any such Registration Delay Payments to the Buyers during an Effectiveness Failure or Maintenance Failure for any delay substantially due to information required from the Buyers not being provided or being inaccurate or incomplete or in the event of delays in effectiveness primarily resulting from comments of the staff of the SEC relating to Rule 415 issues or if less than 100% of the Required Registration Amount are registered as a result of such comments. In the event that the Company is required to reduce the number of securities included in a registration statement because of Rule 415 issues, then such reduction shall be made pro rata among the Buyers and any other selling stockholder based on the entire amount of securities such persons otherwise would have been able to have had registered, but for such reduction..

3. Related Obligations.

At such time as the Company is obligated to file a Registration Statement or Subsequent Registration Statement with the SEC pursuant to this Agreement, the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement or Subsequent Registration Statement, as applicable, will be made by the staff of the SEC or that the staff of the SEC has no further comments on a particular Registration Statement or Subsequent Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement or Subsequent Registration Statement, as applicable to a time and date not later than 48 hours after the submission of such request. The Company shall keep each Registration Statement and Subsequent Registration Statement effective pursuant to Rule 415 at all times until the earliest of (i) the date as of which the Buyers may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or successor thereto) promulgated under the 1933 Act, or (ii) the date on which the Buyers shall have sold all of the Registrable Securities covered by such Registration Statement or Subsequent Registration Statement, as applicable (the "Registration Period"). Each Registration Statement and each Subsequent Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement or Subsequent Registration Statement, as applicable, and the prospectus used in connection with such Registration Statement or Subsequent Registration Statement, as applicable, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement or Subsequent Registration Statement, as applicable, effective at all times during the applicable Registration Period, and, during such period, comply with the provisions of the 1933 Act in respect of the disposition of all Registrable Securities of the Company covered by such Registration Statement or Subsequent Registration Statement, as applicable, until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a periodic report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement or Subsequent Registration Statement, as applicable.

c. The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement or Subsequent Registration Statement, as applicable, at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements or Subsequent Registration Statements, as applicable, (except for periodic reports filed under the 1934 Act) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or Subsequent Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or Subsequent Registration Statement, as applicable, or any amendment or supplement thereto without prior consent of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement or Subsequent Registration Statement, as applicable, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement or Subsequent Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Buyer and not available on the SEC’s Electronic Document Gathering and Retrieval System (“EDGAR”), and all exhibits and (iii) upon the effectiveness of any Registration Statement or Subsequent Registration Statement, as applicable, one copy of the prospectus included in such Registration Statement or Subsequent Registration Statement and all amendments and supplements thereto, if requested by an Buyer and not available on EDGAR. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 3.

d. The Company shall furnish to such Buyer whose Registrable Securities are included in any Registration Statement or Subsequent Registration Statement, as applicable, without charge, the following, if not already made available on EDGAR: (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement or Subsequent Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement or Subsequent Registration Statement, as applicable, ten (10) copies of the prospectus included in such Registration Statement or Subsequent Registration Statement and all amendments and supplements thereto (or such other number of copies as such Buyer may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Buyer may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Buyer.

e. The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Buyers of the Registrable Securities covered by a Registration Statement or Subsequent Registration Statement, as applicable, under such other securities or "blue sky" laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the applicable Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the applicable Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Buyer who holds Registrable Securities of the receipt by the Company of any notification in respect of the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

f. The Company shall notify Legal Counsel and each Buyer in writing of the happening of any event, as promptly as practicable, and in any event within twenty-four (24) hours after becoming aware (provided that if the time of awareness is not a Trading Day, such twenty-four (24) hour period shall start at the beginning of the next Trading Day) of such event, as a result of which the prospectus included in a Registration Statement or Subsequent Registration Statement, as applicable, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement or Subsequent Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each investor and Legal Counsel (or such other number of copies as such Buyer or Legal Counsel may reasonably request). The Company shall also promptly notify Legal Counsel and each Buyer in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or Subsequent Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Buyer by facsimile within one Business Day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or Subsequent Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement or Subsequent Registration Statement, as applicable, would be appropriate.

g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or Subsequent Registration Statement, as applicable, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Buyer who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

h.  If any Buyer is required under applicable securities laws to be described in the Registration Statement as an underwriter, at the reasonable request of such Buyer, the Company shall furnish to such Buyer, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Buyer may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Buyers, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Buyers.

i. Upon the written request of any Buyer in connection with any Buyer's due diligence requirements, if any, or if the Buyer is required under applicable securities laws to be described in the registration Statement as an underwriter, at the reasonable request of such Buyer, the Company shall make available for inspection by (i) such Buyer, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by all such Buyers (collectively, the "Inspectors"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree in writing to hold in strict confidence and shall not make any disclosure (except to an Buyer) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) as determined by the Company and its legal counsel, the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge of the terms. Each Buyer agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Buyer) shall be deemed to limit the Buyers' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

j. The Company shall hold in confidence and not make any disclosure of information concerning an Buyer provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or Subsequent Registration Statement, as applicable, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Buyer is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Buyer and allow such Buyer, at the Buyer's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k. The Company shall use its best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on the OTC Bulletin Board or any other securities exchange, quotation system or market, if any, on which similar securities issued by the Company are then listed or traded as and when required pursuant to the Securities Purchase Agreements. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

l. The Company shall cooperate with the Buyers who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Buyers may reasonably request and registered in such names as the Buyers may request.

m. If requested by an Buyer, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as an Buyer reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information in respect of the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement or Subsequent Registration Statement, as applicable, if reasonably requested by an Buyer holding any Registrable Securities.

n. The Company shall use its best efforts to cause the Registrable Securities covered by a Registration Statement or Subsequent Registration Statement, as applicable, to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

o. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of a Registration Statement or Subsequent Registration Statement, as applicable.

p. Reserved.

q. Within two (2) Business Days after a Registration Statement or Subsequent Registration Statement, as applicable, which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Buyers whose Registrable Securities are included in such Registration Statement or Subsequent Registration Statement, as applicable) confirmation that such Registration Statement or Subsequent Registration Statement, as applicable, has been declared effective by the SEC in the form attached hereto as Exhibit A.

r. Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a "Grace Period"); provided that the Company shall promptly (i) notify the Buyers in writing of the existence of material, non-public information giving rise to a Grace Period in conformity with the provisions of this Section 3(r) (provided that in each notice the Company will not disclose the content of such material, non-public information to the Buyers) and the date on which the Grace Period will begin, and (ii) notify the Buyers in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed ten (10) consecutive days and during any three hundred sixty five (365) day period there shall be no more than three such Grace Periods and the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period (each, an "Allowable Grace Period"). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Buyers receive the notice referred to in clause (i) and shall end on and include the later of the date the Buyers receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) in respect of the information giving rise thereto unless such material, non-public information is no longer applicable. Subject to compliance with applicable securities laws, notwithstanding anything else contained herein to the contrary, the Company shall cause its transfer agent to deliver unlegended Shares to a transferee of an Buyer in accordance with the terms of the applicable Securities Purchase Agreement, and deliver a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Buyer's receipt of the notice of a Grace Period and for which the Buyer has not yet settled.

4. Obligations of the Buyers.

a. At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement or Subsequent Registration Statement, as applicable, the Company shall notify each Buyer in writing of the information the Company requires from each such Buyer if such Buyer elects to have any of such Buyer's Registrable Securities included in such Registration Statement or Subsequent Registration Statement, as applicable, to such Buyer pursuant to Section 2(e). It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement in respect of the Registrable Securities of a particular Buyer that such Buyer shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b. Each Buyer, by such Buyer's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Buyer has notified the Company in writing of such Buyer's election to exclude all of such Buyer's Registrable Securities from such Registration Statement.

c. Each Buyer agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Buyer will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) or Subsequent Registration Statement(s), as applicable, covering such Registrable Securities until such Buyer's receipt of copies of the supplemented or amended prospectus contemplated by Section 3(g) or the first sentence of 3(f) has been filed with the SEC or receipt of notice that no supplement or amendment is required. Subject to compliance with applicable securities laws, notwithstanding anything else to the contrary, the Company shall cause its transfer agent to deliver unlegended Shares to a transferee of an Buyer in accordance with the terms of the applicable Securities Purchase Agreement if requested by such Buyer prior to the Buyer's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and as to the sale of which the Buyer has not yet settled.

5. Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company. The Company shall also reimburse the Buyers for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $5,000.

6. Indemnification.

In the event any Registrable Securities are included in a Registration Statement or Subsequent Registration Statement, as applicable, under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Buyer, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Buyer within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, incurred in investigating, preparing or defending any pending action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC (collectively, "Claims") to which an indemnified party is a party or to which any of them may become subject ("Indemnified Damages") insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or Subsequent Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement or Subsequent Registration Statement, as applicable, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or Subsequent Registration Statement, as applicable (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or Subsequent Registration Statement or any such amendment thereof or supplement thereto and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Buyers pursuant to Section 9.

b. In connection with any Registration Statement or Subsequent Registration Statement, as applicable, in which an Buyer is participating, each such Buyer agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, any Subsidiary of the Company, each of their respective directors, officers, members, partners, employees, agents, representatives, as applicable, and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Buyer expressly for use in connection with such Registration Statement or Subsequent Registration Statement, as applicable; and, subject to Section 6(c), such Buyer will the Indemnified Parties, promptly as such expenses are incurred and are due and payable for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement in respect of contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Buyer, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Buyer shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Buyer as a result of the sale of Registrable Securities pursuant to such Registration Statement or Subsequent Registration Statement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Buyers pursuant to Section 9.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party, as the case may be, shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party, as the case may be, to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party, as the case may be, and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party, as the case may be, and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Buyers holding at least a majority in interest of the Registrable Securities included in the Registration Statement or Subsequent Registration Statement, as applicable, to which the Claim relates. The Indemnified Party or Indemnified Person, as the case may be, shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person, as the case may be, which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person, as the case maybe, reasonably apprised at all times as to the status of the defense or any settlement negotiations in respect thereof. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, as the case may be, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person, as the case may be, of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person, as the case may be, in respect of all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party, as the case may be, under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution in respect of any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities, which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale, shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement or Subsequent Registration Statement, as applicable.

8. Reports Under the 1934 Act.

With a view to making available to the Buyers the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Buyers to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. furnish to each Buyer so long as such Buyer owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act and (ii) such other information as may be reasonably requested to permit the Buyers to sell such securities pursuant to Rule 144 without registration.

9. Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by the Buyers to any transferee of all or any portion of such Buyer's Registrable Securities if: (i) the Buyer agrees in writing with the transferee or assignee to assign such rights and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities in respect of which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the applicable Securities Purchase Agreement.

10. Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Buyer and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11. Miscellaneous.

a. The provisions of this Agreement shall apply to the full extent set forth herein in respect of (i) the Shares, (ii) any and all shares of voting stock of the Company into which the Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall not enter into an agreement in respect of a Fundamental Transaction (as defined in the Notes) which does not provide that the Successor Entity (as defined in the Notes), if any, shall assume the obligations set forth herein or enter into a new registration rights agreement with the Buyers on terms substantially the same as those remaining under this Agreement as a condition of any such transaction.

b. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons in respect of the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

c. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally provided same is on a Business Day and, if not, on the next Business Day; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) provided same is on a Business Day and, if not, on the next Business Day; (iii) one (1) Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same; or (iv) if sent by certified mail, return receipt requested, when received or three (3) days after deposited in the mails, whichever occurs first. The addresses and facsimile numbers for such communications shall be:

If to the Company:

If to the Company:

Golden Autumn Holdings Inc.
Attention: Mr. Charles Y. Fu Vice Chairman & President 15455 Dallas Pkwy, 6th Floor Dallas, TX 75001
Email: Charles.Fu@GoldenAutumn.us

With a copy to:

Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Fax (212) 930-9725
Email: gsichenzia@srff.com

If to an Buyer, to its address and facsimile number set forth in the records of the Company or the Transfer Agent, as applicable, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

d. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

e. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. . Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

f. This Agreement supersedes all other prior oral or written agreements between the Company, their affiliates and Persons acting on their behalf in respect of the matters discussed herein, and this Agreement, the Transaction Documents and the instruments referenced herein contain the entire understanding of the parties in respect of the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking in respect of such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company, and the Required Holders, and any amendment to this Agreement made in conformity with the provisions of this Section 11(f) shall be binding on all Buyers and holders of Securities as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement and the applicable Transaction Documents, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

g. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

h. The headings in this Agreement are for convenience of reference only and shall not form a part of, or affect the interpretation of this Agreement.

i. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

j. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. All consents and other determinations required to be made by the Buyers pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders, determined as if all of the (i) Notes held by Buyers were converted into, and (ii) Warrants held by Buyers then outstanding were exercised for, Registrable Securities without regard to any limitation on conversion of the Notes or exercise of the Warrants.

l. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

m. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person except to the extent set forth in Section 6.

n. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no provision of this Agreement is intended to confer any obligations on any Buyer vis-à-vis any other Buyer. The Company acknowledges that nothing contained herein or the Securities Purchase Agreement, and no action taken by any Buyer pursuant hereto or thereto (including, but not limited to, the (i) inclusion of an Buyer in the Registration Statement and (ii) review by, and consent to, such Registration Statement by an Buyer) shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group in respect of such obligations or the transactions contemplated herein or therein. The Company acknowledges that each Buyer shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or the Securities Purchase Agreements, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, this Agreement, the Securities Purchase Agreements and the other transaction documents have been prepared by counsel for the Company and the Company acknowledges that it has elected to provide all Buyers with the same terms and transaction documents for the convenience of the Company and not because it was required or requested to do so by the Buyers.

o. The Company’s obligations and agreements under this Agreement shall terminate on the earliest to occur of (i) the date as of which the Buyers may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or successor thereto) promulgated under the 1933 Act, or (ii) the date on which the Buyers shall have sold all of the Registrable Securities after which time this Agreement shall no longer have any force or effect against the Company.

p. Notwithstanding anything herein to the contrary, the Company shall not grant any Person any registration rights or enter into any agreement providing for registration rights that are more favorable than those being granted hereunder or that shall be in conflict with or inconsistent with or otherwise adversely affect the rights of a Buyer in the Registrable Securities or such Buyer’s rights under this Agreement in any respect, including, without limitation, the priority of registration or the ability to transfer or otherwise dispose of the Registrable Securities, except that without the consent of any Buyer, the Company may enter into a registration rights agreement with investors purchasing securities in the Financing provided that in such event investors the rights of such investors under such agreement and the rights of the Buyers under this agreement shall be parri passu and as a result such securities may be included on any Registration Statement that includes the Registrable Securities.

* * * * * *

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

GOLDEN AUTUMN HOLDINGS INC.

By:	/s/Charles Fu

Name: Charles Fu
Title: President

[Signature Pages of Buyers Follow]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

Strategic Alliance Fund, L.P.

By:	/s/Daniel F. Carlson

Name: Daniel F. Carlson
Title: Manager

BUYERS:

Strategic Alliance Fund II. L.P.

By:	/s/Daniel F. Carlson

Name: Daniel F. Carlson
Title: Manager

SCHEDULE OF BUYERS

Buyer	Address, Telephone Number and E-Mail	Buyer’s Representative

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[Transfer Agent of Golden Autumn Holdings Inc.]

Attention: [             ]

Re:     Golden Autumn Holdings Inc.

Ladies and Gentlemen:

We have represented Golden Autumn Holdings Inc., a Nevada corporation (the "Company") in connection with that certain Securities Purchase Agreement (the "SPA") entered into by and among the Company and the buyers named therein (collectively, the "Holders") pursuant to which the Company issued to the Holders secured convertible notes (the "Notes") convertible into the Company's Common Stock, $0.001 par value per share ("Shares") and warrants exercisable for Shares (the "Warrants"), Pursuant to the SPA, the Company also has entered into a Registration Rights Agreement with the Holders (the "Registration Rights Agreement"), pursuant to which the Company agreed, among other things, to register the Shares issuable upon conversion of the Notes and the Shares issuable upon exercise of the Warrants, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on August 31, 2007, the Company filed a Registration Statement on Form __ (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

Please notify us immediately upon the request of any Holder to transfer Shares pursuant to the Registration Statement. We will then provide you a letter regarding the transferability of the Shares under the Registration Statement.

Very truly yours,

By:

CC:  [LIST NAMES OF HOLDERS]

EXHIBIT B

SELLING STOCKHOLDERS

The Shares being offered by the selling stockholders are those previously issued to the selling stockholders and those issuable upon conversion of the convertible notes and upon exercise of the warrants. For additional information regarding the issuance of those number of Shares and warrants and convertible notes and warrants, see "__________________ .” We are registering the Shares in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Shares, convertible notes and warrants issued pursuant to the Securities Purchase Agreements, the selling stockholders who acquired their securities pursuant to the Securities Purchase Agreements have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the Shares by each of the selling stockholders. The second column lists the number of Shares beneficially owned by each selling stockholder, based on its ownership of the convertible notes and warrants, as of ________, 2007. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, the number of Shares underlying the convertible notes and the warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of [insert date] are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder's percentage of ownership in the following table is based upon [______] Shares outstanding as of [insert date]. We will not receive any of the proceeds from the sale of our Shares by the selling stockholders. None of these selling stockholders are, or are affiliates of, a broker-dealer registered under the Exchange Act.

The third column lists the number of Shares being offered by this prospectus by each selling stockholder.

In accordance with the terms of registration rights agreements among the Company and the selling stockholders, this prospectus generally covers the resale of at least the number of Shares issued in the private placement of Shares and warrants and 125% of the sum of the number of Shares issued or issuable (x) upon conversion of the convertible notes, and (y) upon exercise of the warrants, determined as if the outstanding notes were converted and warrants were exercised in full, each as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. Because the conversion price of the convertible notes may be adjusted and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Name of Selling Stockholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering

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PLAN OF DISTRIBUTION

We are registering the number of Shares issued pursuant to the Securities Purchase Agreement and the number of Shares issuable upon conversion of the convertible notes and upon exercise of the warrants to permit the resale of these Shares by the holders of the convertible notes and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the Shares. We will bear all fees and expenses incident to our obligation to register the Shares.

The selling stockholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved); provided that the commissions payable to, or discounts received by, any member of the National Securities Dealers Association, Inc. shall not exceed 8% of the sale of any Shares being registered pursuant to Rule 415. In connection with sales of the Shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The selling stockholders may also sell Shares short and deliver Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the convertible notes, warrants or the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. The maximum commission or discount to be received by any NASD member or independent broker/dealer will not be greater than eight percent (8.0%) for the sale of any securities registered pursuant to this registration statement. At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities in respect of the Shares.

We will pay all expenses of the registration of the Shares pursuant to the registration rights agreements, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.